UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☐	Soliciting Material pursuant to §240.14a-12
QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Notice of Annual Meeting of Stockholders
To Be Held on May 15, 2014

Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) will hold an Annual Meeting of Stockholders (“Annual Meeting”) at our offices at 25242 Arctic Ocean Drive, Lake Forest, California 92630 on May 15, 2014 at 1:30 p.m. local time, or at any adjournment or postponement thereof. A Proxy Statement and Proxy Card are enclosed with this Notice of Annual Meeting of Stockholders.
We are holding this Annual Meeting for the following purposes, as more fully described in the Proxy Statement:

1.	To elect one Class I director to our Board of Directors to serve until the 2017 annual meeting of stockholders, or until his successor is duly elected and qualified;

2.	To approve an amendment to our Amended and Restated Certificate of Incorporation increasing the number of authorized shares of common stock, $0.02 par value, from 37,475,000 to 50,000,000;

3.
To approve, as required by and in accordance with NASDAQ Marketplace Rule 5635(b), the issuance of shares of our common stock upon conversion of our 2% senior secured convertible promissory notes and exercise of common stock purchase warrants;

4.	To ratify the appointment of Haskell & White LLP as our independent auditors for our year ending December 31, 2014;

5.
To consider and vote upon an amendment to our Amended and Restated Certificate of Incorporation to eliminate the staggered board provisions and instead provide that each member of our Board of Directors will be subject to annual re-election;

6.	To approve, in an advisory and non-binding vote, the compensation of our named executive officers; and

7.	To authorize an adjournment of the Annual Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2.
We will also attend to any other business properly presented at the Annual Meeting and any adjournment or postponement thereof. The foregoing items of business are more fully described in the Proxy Statement that is attached to, and a part of, this notice. Each of the proposals discussed above is described more fully in the accompanying proxy materials. We encourage you to read these materials carefully.
Only stockholders of record at the close of business on March 21, 2014 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to vote as soon as possible to ensure that your shares are represented at the Annual Meeting. You may vote by Internet, telephone or mail, as fully described beginning on Page 1 of the attached Proxy Statement. You may revoke your proxy at any time. If you attend the Annual Meeting in person, you may revoke your proxy and vote in person if you wish. If your shares are held in the name of a broker, trust, bank, or other nominee, you will need to bring a proxy or letter from that broker, trust, bank or nominee that confirms that you are the beneficial owner of those shares.

By Order of the Board of Directors,
/s/ Kenneth R. Lombardo
Kenneth R. Lombardo Corporate Secretary
Lake Forest, California
April [•], 2014

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2014:
The Company’s Notice of Annual Meeting of Stockholders, Proxy Statement for the Annual Meeting, and 2014 Annual Report to Stockholders are available online at https://materials.proxyvote.com.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
25242Arctic Ocean Drive
Lake Forest, California 92630

PROXY STATEMENT
TABLE OF CONTENTS

Page
Information Regarding Proxies	1
General	1
Record Date, Issued and Outstanding Shares	1
Quorum Requirement	2
Voting and Proxies	2
Votes Required	3
Proposal 1: Election of Directors	4
Voting Information	4
Information About Directors and Nominees for Election	5
Proposal 2: Amendment to our Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common stock.	7
Required Vote	7
Proposal 3: Approval to issue common stock upon conversion of convertible notes and exercise of warrants as required by and in accordance with NASDAQ listing rule 5635(b)	8
General	8
Background	8
NASDAQ Listing Standards; Stockholder Approval Requirements	8
Required Vote	9
Proposal 4: Ratification of appointment of independent auditors	10
Principal Accounting Fees and Services	10
Pre-Approval of Services by Auditors	10
Required Vote	11
Proposal 5: Amendment to our Amended and Restated Certificate of Incorporation to eliminate the staggered board provisions	12
Proposal 6: Advisory and non-binding vote on the compensation of our named executive officers	12
Required Vote	13
Proposal 7: Adjournment of the annual meeting	14
Required Vote	14
Corporate Governance	14
Meetings of the Board of Directors	14
Board Independence	14
Policy on Meetings of Independent Directors	14
Board Leadership Structure and Risk Oversight	15
Stockholder Communications with Directors	15
Board Member Attendance at the Annual Meeting	15
Committees of the Board of Directors	15
Identifying and Evaluating Nominees for Directors	17
Director Qualifications	17
Code of Conduct	17
Information About our Executive Officers	18

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
25242 Arctic Ocean Drive
Lake Forest, California 92630

PROXY STATEMENT
Annual Meeting of Stockholders
To Be Held on May 15, 2014

INFORMATION REGARDING PROXIES AND VOTING AT THE 2014 ANNUAL MEETING

General
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) for use at the annual meeting of stockholders (“Annual Meeting”) to be held on May 15, 2014 at 1:30 p.m. local time at our offices at 25242 Arctic Ocean Drive, Lake Forest, California 92630, and at any adjournment or postponement thereof. The proposals presented in this Proxy Statement will be considered by stockholders at the Annual Meeting. This Proxy Statement and form of Proxy Card are being first made available to stockholders on or around April [•], 2014. The Company will pay the expenses of solicitation of proxies. Solicitation will be by mail. We will request banks and brokers to solicit proxies from their customers and will reimburse those banks and brokers for reasonable out-of-pocket costs for this solicitation. We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a service fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate.
As permitted by rules adopted by the Securities and Exchange Commission (the “SEC”), the Company is making this Proxy Statement and its 2013 Annual Report to Stockholders (“Annual Report”) available to stockholders electronically via the Internet. On or around April [•], 2014, we mailed to stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access this Proxy Statement and our Annual Report and vote over the Internet. You will not receive a printed copy of the proxy materials in the mail, unless specifically requested. Instead, the Notice of Internet Availability instructs you on how to access and review over the Internet all of the important information contained in the Proxy Statement and Annual Report. The Notice of Internet Availability also instructs you on how you may submit your proxy over the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

Record Date, Issued and Outstanding Shares
Our Board of Directors has fixed the close of business on March 21, 2014 as the record date (“Record Date”) for the Annual Meeting. Only stockholders of record as of that date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the Record Date, there were [•] shares of our common stock issued and outstanding.

Quorum Requirement
The holders of shares representing a majority of the voting power of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or represented by proxy in order for there to be a quorum. If the shares present, in person and by proxy, do not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. For purposes of determining if a quorum is present, abstentions and “broker non-votes” will be treated as shares that are present and entitled to vote at the Annual Meeting.
Voting and Proxies
The holders of common stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Whether you hold shares directly as the stockholder of record or beneficially through a brokerage firm or financial institution, you may direct how your shares are voted without attending the Annual Meeting.
Voting Procedures for Record Holders
If on the Record Date your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are a stockholder of record and, accordingly, may vote in person at the Annual Meeting or, alternatively, you may vote by proxy. If you want to vote by proxy, there are three ways you may vote:
Via the Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 12-digit control number included on your Notice of Internet Availability or your Proxy Card (if you received a printed copy of the proxy materials). Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, the day preceding the Annual Meeting.
By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 12-digit control number included on your Notice of Internet Availability of Proxy Materials or your Proxy Card (if you received a printed copy of the proxy materials). Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, the day preceding the Annual Meeting.
By Mail. If you received printed proxy materials, you may submit your vote by completing, signing, and dating each Proxy Card received and returning it in the prepaid envelope. Proxy cards submitted by mail must be received no later than the day preceding the Annual Meeting.
Voting Procedures for Shares Owned in Street Name
If on the Record Date your shares were held in an account at a brokerage firm or financial institution, which is commonly referred to as your shares being held in “street name,” then you are the beneficial owner of those shares and the brokerage firm or financial institution holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you should have received a Notice of Internet Availability or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may be voted in person at our Annual Meeting only if you request and obtain a valid proxy or letter from the brokerage firm or financial institution that holds your account that confirms you are the beneficial owner of the shares.
Revocation of Proxy
Any proxy given pursuant to this solicitation may be revoked at any time before it is voted either by (i) filing with our Corporate Secretary a written notice of revocation which must be dated later than the date of the proxy being revoked, (ii) duly executing a subsequent proxy with a later date than the previously delivered proxy and delivering it to our Corporate Secretary, or (iii) attending the Annual Meeting and voting in person. If your shares are held in “street name,” you will need to bring a proxy or letter from the broker or other nominee that holds your account that confirms that you are the beneficial owner of those shares. Any written notice of revocation or subsequent proxy should be sent to the attention of our Corporate Secretary at 25242 Arctic Ocean Drive, Lake Forest, CA 92630.

Broker Non-Votes
The NYSE has rules that govern brokers who have record ownership of listed company stock (including stock such as ours that is listed on The NASDAQ Capital Market) held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“routine matters”), but do not have the discretion to vote uninstructed shares as to certain other matters (“non-routine matters”). A “broker non-vote” occurs when a broker has not received voting instructions from a beneficial owner on a non-routine matter and therefore cannot vote such beneficial owner’s shares on the matter. Under NYSE interpretations, Proposal 1 (election of directors), Proposal 3 (issuance of stock upon conversion of convertible notes and exercise of warrants), Proposal 5 (amendment to certificate to eliminate staggered board provisions) and Proposal 6 (advisory vote on executive compensation) are considered non-routine matters. However, since broker non-votes are not counted in any vote requiring a plurality of votes cast (Proposal 1) or a majority of the votes present in person or represented by proxy and entitled to vote (Proposals 3, 6 and 7), broker non-votes will have no effect on the outcome of either of these proposals. We believe that Proposal 2 (amendment to certificate of incorporation to increase authorized shares) and Proposal 4 (ratification of auditors) are considered routine matters and, thus, we do not expect to receive any broker non-votes on these proposals.
Votes Required
Directors are elected by a plurality of the votes of the shares of common stock represented and voted at the Annual Meeting. If you withhold your vote for a particular nominee, then your vote will not count “FOR” such nominee. Broker non-votes will not be treated as votes cast with respect to the election of directors and, thus, will have no effect on the outcome of Proposal 1.
Approval of Proposal 2 requires the affirmative “FOR” vote of a majority of all of our outstanding stock entitled to vote as of the Record Date. Abstentions and broker non-votes will have the same effect as a negative vote on these proposals.
Approval of Proposal 5 requires the affirmative “FOR” vote of at least 80% of all of our outstanding stock entitled to vote as of the Record Date. Abstentions and broker non-votes will have the same effect as a negative vote on these proposals.
Approval of Proposals 3, 4, 6, and 7 requires the affirmative “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast and, therefore, will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of the votes. The advisory vote on executive compensation (Proposal 6) is non-binding on the Board of Directors.
Proxies received with no election marked will be voted in accordance with the Board of Directors’ recommendation for each proposal.
No matter currently is expected to be considered at the Annual Meeting other than the Proposals described above. If any other matters are properly brought before the Annual Meeting for action, it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such matters.

PROPOSAL 1

ELECTION OF DIRECTORS
Our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), gives our Board of Directors the authority to fix, from time to time, the size of our Board; provided that, the number shall not be less than four nor more than eleven. The size of our Board is currently fixed at seven members. In accordance with our Certificate of Incorporation and Amended and Restated Bylaws (“Bylaws”), the terms of office of our Board of Directors are divided into three classes as nearly equal in size as possible with staggered three-year terms: Class I, whose term will expire at the Annual Meeting, Class II, whose term will expire at the 2015 annual meeting, and Class III, whose term will expire at the 2016 annual meeting. Our Class I directors are Paul E. Grutzner and Brian A. Runkel; our Class II directors are G. Scott Samuelsen and Jonathan Lundy; and our Class III directors are W. Brian Olson, Carl E. Sheffer and Timothy A. McGaw. Mr. Runkel, whose term expires at the Annual Meeting, will not stand for re-election. Our Board has determined not to fill the resulting vacancy and, effective immediately following the Annual Meeting, will reduce the size of our Board to six members. Proxies cannot be voted for a greater number of persons than the one nominee named.
At each annual meeting of stockholders, the successors to the directors whose terms will then expire are elected to serve from the time of their election and qualification until the third annual meeting following their election or until their successors have been duly elected and qualified, or until their earlier resignation or removal. The classification of our Board of Directors could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of our company.
In Proposal 5 of this proxy statement, we have asked our stockholders to consider and vote upon a proposal to amend our Certificate of Incorporation to eliminate the staggered board provisions and provide that each member of our Board of Directors will be elected annually. If Proposal 5 is approved by our stockholders, the nominee listed above who if elected to the Board at the Annual Meeting will hold office only until the 2015 annual meeting. If Proposal 5 is not approved by our stockholders, the nominee listed above who if elected to the Board at the Annual Meeting will hold office until the 2017 annual meeting. Also, if Proposal 5 is not approval by our stockholders, then effective immediately following our Annual Meeting, Mr. Olson will be reclassified from a Class III director to a Class I director in order to equalize the size of each class of directors as required by our Certificate of Incorporation.
On September 15, 2013, we entered into separate Convertible Note and Warrant Purchase Agreements (the “Note and Warrant Purchase Agreement”) with the Douglas Irrevocable Descendants’ Trust and the K&M Douglas Trust and certain other accredited investors. Pursuant to the terms of the Note and Warrant Purchase Agreement, we agreed to appoint one individual requested by Kevin Douglas to our Board of Directors as long as Mr. Douglas beneficially owns at least 5% of our issued and outstanding common stock. At the request of Mr. Douglas, our Board of Directors appointed Timothy A. McGaw to serve as a Class III director effective October 24, 2013.

Voting Information
Although our Board of Directors anticipates that each nominee will be available to serve as a director, if any does not accept the nomination, or is otherwise unwilling or unable to serve, our Board may take one of the following actions: recommend a substitute nominee, in which case your proxy will be voted FOR the substitute nominee, reduce the number of directors to eliminate the vacancy, or fill the vacancy at a later date in accordance with our Bylaws.
A stockholder submitting a proxy may only vote on the nominees named in this Proxy Statement for election to our Board of Directors. Directors are elected by a plurality of votes. Abstentions and broker non-votes, while included for purposes of satisfying the quorum requirement for the Annual Meeting, will have no effect on the vote. The persons designated in the enclosed proxy will vote your shares FOR each nominee unless instructions otherwise are indicated in the enclosed proxy.

Information About Directors and Nominees for Election
Below is the name and age of the nominee standing for election at the Annual Meeting and for each of our other directors, the year in which each first became a director, his principal occupation and certain other pertinent information:
Nominee for Election for a Term Continuing Until the 2017 Annual Meeting (unless Proposal 5 is Approved)
Paul E. Grutzner, age 48, has served as one of our directors since July 2005. Mr. Grutzner founded ClearPoint Financial, LLC, an independent pension consulting firm, in 2002, and currently serves as its Managing Partner. Prior to founding ClearPoint Financial, LLC, Mr. Grutzner held positions consulting on retirement plans with RBC Dain Rauscher and CIBC Oppenheimer. He received a B.S. in Agricultural Economics and Sociology from the University of Wisconsin, Madison. Mr. Grutzner's over 20 years of experience in the financial industry and his extensive executive management, business development and strategic planning skills and experience form the basis for the Board's conclusion that Mr. Grutzner should serve on the Board.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES PRESENTED IN THIS PROPOSAL 1.
Directors Whose Terms Continue Until the 2015 Annual Meeting
Dr. G. Scott Samuelsen, age 71, has served as one of our directors since July 2002. Since 1970, Dr. Samuelsen has been a professor at the University of California, Irvine, and is currently a Professor of Mechanical, Aerospace and Environmental Engineering, and is a Henry Samueli Endowed Chair. Dr. Samuelsen serves as the Director of the National Fuel Cell Research Center, the UCI Combustion Laboratory, and the Advanced Power and Energy Program. He also serves as a co-Chair of the California Stationary Fuel Cell Collaborative, and is a Fellow of the American Society of Mechanical Engineers. Dr. Samuelsen received B.S., M.S. and Ph.D. degrees in Mechanical Engineering from the University of California, Berkeley. Dr. Samuelsen’s qualifications to serve on our board include his vast experience in the alternative energy market, including research, publications and teaching of energy in general, fuel cell technology, the hydrogen economy, alternative fuels, hydrogen and electric vehicles, renewable energy, distributed generation, and environmental quality in particular. Dr. Samuelsen is the Director of a major energy research center with over sixty staff, students and contributing faculty, and is responsible in such role for the technical, business and agency relations, and fiscal viability of the program.
Jonathan Lundy, age 50, was appointed to our Board of Directors on April 16, 2010 in connection with our acquisition of Schneider Power Inc.. In August 2012, Mr. Lundy was appointed as our non-executive Chairman of the Board. Since February 2013, Mr. Lundy has served as Chief Legal Officer for Atomic Energy Canada Limited ("AECL"), a full service nuclear energy company. Prior to that, he served as AECL's Senior Vice President, General Manager WOU since February 2012. Prior to his joining AECL, from October 2011 to January 2012, Mr. Lundy served as Chief Restructuring Officer of ATS Automation Inc. From September 2009 to October 2011, Mr. Lundy served as AECL’s Senior Vice President and General Counsel. From June 2008 to August 2009, Mr. Lundy served as Chief Executive Officer of our subsidiary, Schneider Power Inc.. From October 2000 to May 2007, Mr. Lundy served as General Counsel, and then President, Power and Generation, for Hydrogenics Corporation, a developer and manufacturer of fuel cell and electrolyzer technologies. Mr. Lundy has a BA and LLB from the University of Western Ontario. Mr. Lundy’s qualifications to serve on the Board include proven leadership skills, a thorough understanding of renewable and alternative energy markets and broad executive management experience in strategic and business development, business planning and operations. Mr. Lundy also has extensive experience in public market legal and corporate governance issues and corporate finance.
Directors Whose Terms Continue Until the 2016 Annual Meeting (Unless Proposal 5 is Approved)
W. Brian Olson, age 50, has served as our President and Chief Executive Officer since May 2012, and was appointed to our Board of Directors on December 17, 2012. Prior to his appointment as our President and Chief Executive Officer, Mr. Olson served as our Chief Financial Officer and Treasurer since August 2002. Mr. Olson holds a B.S. degree in business and operations management from Western Illinois University and an M.B.A. degree in finance and economic policy from the University of Southern California. Mr. Olson is a Certified Financial Manager and a Certified Management Accountant. Mr. Olson brings to the Board a thorough understanding of the Company’s business and business plan, vast knowledge of the industries within which the Company operates, extensive executive management and corporate governance experience and long-standing relationships with our strategic partners, customers and suppliers, investment bankers and stockholders.

Carl E. Sheffer, age 68, has served as one of our directors since March 2005. Mr. Sheffer is President of Sheffer Enterprises, LLC, a consulting organization focused on the automotive industry, and has over 40 years of experience in the automotive industry. Prior to forming Sheffer Enterprises, Mr. Sheffer was Vice President, OEM Relations, for the Specialty Equipment Market Association (“SEMA”). During his 8 1/2 years with SEMA, Mr. Sheffer was responsible for all of the association’s interactions with the original equipment manufacturers (OEMs), including trade show participation, technology transfer programs, new vehicle measuring sessions and various dealer relations initiatives. Mr. Sheffer received a B.S. in business administration from Central Michigan University and a Master’s degree from Oakland University. Mr. Sheffer’s qualifications to serve on our board include his experience in and knowledge of the automotive industry.
Timothy A. McGaw, age 57, joined our Board of Directors on October 24, 2013. Since 1991, Mr. McGaw has served in various capacities for Douglas Telecommunications, Inc., a private management company located in Larkspur, California. Mr. McGaw has a Masters of Science in Taxation degree from Golden Gate University, as well as an undergraduate accounting degree from Humboldt State University. Mr. McGaw also serves on the board of directors of SilverWillow Energy Corporation, a publicly traded company located in Calgary, Canada. Mr. McGaw was appointed at the request of Kevin Douglas pursuant to the terms of the Note and Warrant Purchase Agreement.

PROPOSAL 2

AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
Our Board of Directors has approved, and is seeking stockholder approval of, a resolution to authorize our Board of Directors to amend Article IV of our Certificate of Incorporation to increase the number of shares of common stock that we are authorized to issue from 37,475,000 to 50,000,000 (“Authorized Shares Amendment”). The full text of the proposed Authorized Shares Amendment is attached hereto as Annex A.
Under our Certificate of Incorporation, as presently in effect, the Company has 57,475,000 shares of capital stock authorized for issuance, consisting of 37,475,000 shares of common stock, $0.02 par value, and 20,000,000 shares of preferred stock, $0.001 par value.
As of March 7, 2014, we had 22,664,981 shares of common stock and no shares of preferred stock issued and outstanding. As of March 7, 2014, we had reserved 14,635,230 shares of our common stock for future issuance upon conversion of convertible debt and exercise of outstanding options and warrants. Thus, as of March 7, we had only 174,789 of authorized but unreserved shares available to us for future issuance.
Approval of this proposal will provide us with the flexibility to use our common stock for a variety of business reasons including, without limitation, to raise capital, if and when needed, to fund our operations and the growth of our business; to repay debt; in payment of consideration in connection with acquisitions or under commercial and strategic agreements that may be entered into the future; to effect stock dividends, stock splits or other recapitalizations; and to enable the Company to reserve additional shares for issuance under equity incentive plans or warrants.
If this proposal is approved, the additional shares of our common stock so authorized may be issued from time to time upon authorization of our Board, without further approval by our stockholders, unless otherwise required by applicable law or stock exchange requirements, and for such consideration as our Board may determine and as may be permitted by applicable law. The additional shares of common stock would have rights identical to the rights of our current common stock stockholders. The authorization of additional shares of our common stock pursuant to this proposal will have no dilutive effect upon the proportionate ownership and voting power of our current stockholders. However, the actual issuance of additional common stock in the future would dilute each existing stockholder’s proportionate ownership and voting power. We do not currently have any specific arrangements or understandings, either written or oral, to issue any of the additional authorized shares of common stock, except for issuances of common stock in connection with those matters discussed above for which reserves have been established or shares have been designated for issuance. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, nor is this proposal being presented with the intent that it be used to prevent or discourage any acquisition attempt. However, nothing would prevent the Board from taking any such actions that it deems consistent with its fiduciary duties.
If this proposal is approved, then the Authorized Shares Amendment will become effective when we file a Certificate of Amendment with the Secretary of State of the State of Delaware.
Required Vote
Approval of this Proposal 2 requires the affirmative vote of a majority of all of our outstanding shares of common stock entitled to vote as of the Record Date. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on Proposal 2 and will, therefore, have the same effect as a negative vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL 2.

PROPOSAL 3

APPROVAL TO ISSUE COMMON STOCK UPON CONVERSION OF CONVERTIBLE NOTES AND EXERCISE OF WARRANTS AS REQUIRED BY AND IN ACCORDANCE WITH NASDAQ LISTING RULE 5635(b)

General
Our board of directors is seeking stockholder approval for the issuance of shares of our common stock upon conversion of convertible notes and exercise of warrants where such issuance could be deemed to constitute a change in control under applicable NASDAQ listing rules.

Background
On September 15, 2013, we entered into a separate Note and and Warrant Purchase Agreement with certain accredited investors for the purchase and sale of 2% senior secured convertible promissory notes (the "Convertible Notes") in the aggregate principal amount of $11.0 million and warrants (the “Warrants”) to purchase up to 3,411,235 shares of the Company’s common stock. The transaction was closed on September 18, 2013. The Convertible Notes are convertible into shares of our common stock at a fixed conversion price of $2.3824 per share, subject only to customary anti-dilution provisions. The Warrants have a fixed exercise price of $2.30 per share, subject only to customary anti-dilution provision. The Convertible Notes are secured by a second lien on substantially all of the Company’s operating assets (excluding the Company’s direct and indirect ownership interests in Schneider Power Inc. and each of its wholly-owned subsidiaries and Fisker Automotive, Inc.) pursuant to the terms of a Subordinated Security Agreement between us and Kevin Douglas, as collateral agent for all the Convertible Note holders. The lien granted to the collateral agent on behalf of the Convertible Note holders is subordinate in all respects to the first lien position of our bank. The Convertible Notes mature on the fifth anniversary date of the closing; provided, however, during the 30-day period beginning on the third anniversary of the closing date, and upon notice provided by the holders of a majority of the outstanding principal amount of the Notes, the holders can put the Convertible Notes to us and we would be obligated to redeem the principal and interest then outstanding within 90 days thereafter. In addition, the Convertible Notes are subject to redemption in connection with a change in control transaction (excluding a change in control that could occur as a result of the conversion of the Convertible Notes or exercise of the Warrants). The Convertible Notes are subordinated in all respects to our obligations to our bank, and provide for a default if our common stock is not listed on NASDAQ or another national securities exchange, as well as other customary events of default.

The Note and Warrant Purchase Agreement, Convertible Notes and Warrants contain a provision that prohibits the holder of the Convertible Note and/or Warrant from converting the Convertible Note or exercising the Warrant if and to the extent that such holder would (i) beneficially own in excess of 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to such issuance or (ii) control in excess of 19.99% of the total voting power of the Company’s securities outstanding immediately after giving effect to such issuance, unless and until we obtain stockholder approval permitting such issuance in accordance with applicable rules of the NASDAQ Capital Market. We agreed to seek such stockholder approval at our next annual meeting of stockholders.

The James and Jean Douglas Irrevocable Descendants’ Trust (the “Douglas Irrevocable Descendants’ Trust”) and the K&M Douglas Trust (the “K&M Douglas Trust”) participated in the offering and purchased Convertible Notes in the principal amount of $6.0 million and $4.0 million, respectively, and received Warrants to purchase up to 1,860,677 shares and 1,240,251 shares, respectively. Kevin Douglas and his wife, Michelle Douglas (together with the Douglas Irrevocable Descendants’ Trust and the K&M Douglas Trust, the “Douglas Family”), as beneficiaries and co-trustees of the K&M Douglas Trust are deemed to beneficially own the shares of common stock issuable upon conversion of the Convertible Note and exercise of the Warrant held by the K&M Douglas Trust, and as co-trustees of the Douglas Irrevocable Descendants’ Trust are deemed to beneficially own the shares of common stock issuable upon conversion of the Convertible Notes and exercise of the Warrants held by the Douglas Irrevocable Descendants’ Trust.

NASDAQ Listing Standards; Stockholder Approval Requirements
We are subject to the NASDAQ listing standards because our common stock is listed on The NASDAQ Capital Market. The potential issuance of the shares of our common stock upon conversion of the Convertible Notes and/or exercise of the Warrants by the Douglas Family implicates Rule 5635(b) of the NASDAQ listing standards, which requires stockholder approval when any issuance or potential issuance will result in a change of control of the issuer. The NASDAQ may deem a change of control to occur when, as a result of an issuance, an investor or affiliated investor group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power be the largest ownership position of the issuer.
As of March 7, 2014, we had 22,664,981 shares outstanding. The aggregate number of shares potentially issuable to the Douglas Family upon conversion of their Convertible Notes and exercise of their Warrants is 7,298,575, which on a fully as-if converted basis constitutes 24.36% of our outstanding shares, and the aggregate consideration that the Company would receive upon exercise of their Warrants is $7,132,594. The Company intends to use such proceeds for general working capital.
We seek your approval of this Proposal 3 in order to allow us to issue all of the shares of common stock potentially issuable upon conversion of the Convertible Notes and exercise of the Warrants held by the Douglas Family in compliance with the requirements of Rule 5635(b) of the NASDAQ listing standards.
If this Proposal is approved, then the Douglas Family would be able to convert all of their Convertible Notes and exercise all of their Warrants without limitation and, accordingly, would be able to acquire more than 20% of our outstanding stock on a fully as-if converted basis. If the Douglas Family were to acquire such a large percentage of our outstanding stock, it will have considerable influence in determining the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including the election of directors and approval of mergers, consolidations or the sale of all or substantially all of our assets.
If this Proposal is not approved, then the Douglas Family would not be able to convert their Convertible Notes or exercise their Warrants to the extent that if after giving effect to such conversion or exercise the Douglas Family would own more than 19.99% of our outstanding stock or control more than 19.99% of our voting power. A limitation on the amount of the Convertible Notes that the Douglas Family can convert could result in us having to settle all or part of the Convertible Notes in cash. We can provide no assurance that we will have sufficient cash on-hand or otherwise available to us to pay off the Convertible Notes when they mature. Also, any such limitation on the Douglas Family’s ability to convert the Convertible Notes and/or exercise the Warrants could result in the Douglas Family converting its Convertible Notes and exercising its Warrants in a series of smaller blocks, then selling all or part of the shares so received in the market in order to stay below the 20% threshold. Such a trading pattern could create uncertainty in the market and have a negative effect on our stock price.
Required Vote

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve this Proposal No. 3. Abstentions will be counted toward the tabulation of votes cast on this Proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum and will have the same effect as negative votes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Our Audit Committee has appointed Haskell & White LLP as our independent auditor for the fiscal year ending December 31, 2014. Haskell & White LLP has served as our independent auditor since September 2, 2011. Although not required to be voted upon by the stockholders, our Audit Committee and Board of Directors deem it appropriate for the approval to be submitted for ratification by the stockholders. The persons named in the accompanying proxy will vote the common stock represented by the proxy FOR the ratification of the approval of Haskell & White LLP, unless a contrary choice has been specified in the proxy. If the stockholders do not ratify the approval of Haskell & White LLP by a majority vote, the approval of independent auditors will be reconsidered by our Audit Committee, although the Audit Committee would not be required to approve different independent auditors. A representative of Haskell & White LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. Such representative is expected to be available to respond to appropriate questions.
In concluding that Haskell & White LLP should be appointed as our independent auditor, the Audit Committee considered whether Haskell & White LLP’s provision of any professional services other than its audit of our annual financial statements and reviews of quarterly financial statements is compatible with maintaining such auditor’s independence.

Principal Accountant Fees and Services

We incurred the following fees related to professional services provided by Haskell & White LLP in connection with our fiscal years ended December 31, 2013 and December 31, 2012:

Audit Fees
The aggregate fees billed by Haskell & White LLP for professional services rendered for the audit of year-end financial statements and for the review of the financial statements included in our Quarterly Reports on Form 10-Q in the years ended December 31, 2013 and December 31, 2012 were $468,345 and $405,920, respectively.
Audit-Related Fees
The aggregate fees billed by Haskell & White LLP for professional services rendered during the years ended December 31, 2013 and December 31, 2012, other than services described above under “Audit Fees,” were $107,047 and $61,485, respectively. These fees related to services provided in connection with our filing of registration statements.

Tax Fees
For the years ended December 31, 2013 and December 31, 2012, fees paid to Haskell & White LLP for tax compliance, tax advice, and tax planning were $60,571 and $0, respectively.
All Other Fees
Haskell & White LLP did not provide any other professional services in the years ended December 31, 2013 or December 31, 2012.

Pre-Approval of Services by Auditors
The Audit Committee of our Board of Directors has adopted a policy requiring that all services provided to us by our independent auditors be pre-approved by the Audit Committee. The policy pre-approves specific types of services that our independent auditors may provide us if the types of services do not exceed specified cost limits. Any type of service that is not clearly described in the policy, as well as any type of described service that would exceed the pre-approved cost limit set forth in the policy, must be explicitly approved by the Audit Committee prior to any engagement with respect to that type of service. The Audit Committee will review the pre-approval policy and establish fee limits annually, and may revise the list of pre-approved services from time to time.

Additionally, the Audit Committee delegated to its Chairman the authority to explicitly pre-approve engagements with our independent auditors, provided that any pre-approval decisions must be reported to the Audit Committee at its next scheduled meeting. If explicit pre-approval is required for any service, our Chief Financial Officer and our independent auditor must submit a joint request to the Audit Committee or its Chairman describing in detail the specific services proposed and the anticipated costs of those services, as well as a statement as to whether and why, in their view, providing those services will be consistent with the SEC’s rules regarding auditor independence.
Of the total aggregate fees paid by us to our accountants during the year ended December 31, 2012, 4% of the aggregate fees were approved by the Audit Committee pursuant to the de minimis exception provided by Section (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.
Required Vote
The affirmative vote of the holders of shares representing a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required to approve this Proposal 4. Abstentions will be counted toward the tabulation of votes cast and, therefore, will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL 4.

PROPOSAL 5
AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO ELIMINATE THE STAGGERED BOARD PROVISIONS

Article VI of our Certificate of Incorporation currently provides that our Board of Directors shall be classified in three classes, as nearly equal in size as possible, with each class serving for a term of three years. On February 12, 2014, our board adopted a proposal to amend our Certificate of Incorporation to remove the provisions providing for a classified board, subject to stockholder approval of the amendment, so that each director would stand for re-election on an annual basis (the “Declassification Amendment”).

The Board is committed to principles of corporate democracy and is cognizant that many shareholder groups favor unclassified boards.  After a review of the arguments for and against classified boards, the Board decided that it was an appropriate time to declassify the Board.  The Board believes that the proposed Declassification Amendment is consistent with its goal of implementing corporate governance policies that are designed to maximize board and management accountability to stockholders.  If adopted, the proposal would ensure that stockholders retain the opportunity each year to register their views on the performance of the entire Board.
If this Proposal 5 is approved by our stockholders, it will become effective once the Declassification Amendment is filed with the Secretary of State of the State of Delaware, which we intend to do after the Annual Meeting. Although the Declassification Amendment will not impact the current term of our Class II directors (whose term expires at our 2016 annual meeting), our Board will attempt to implement a process prior to the 2015 annual meeting of stockholders that will result in the term of each of our directors expiring at the 2015 annual meeting, in which case all of our directors would stand for re-election at the 2015 annual meeting. In the event that our Board is unable to successfully implement such a process prior to the 2015 annual meeting, then the declassification of our board will be phased in over a two year period beginning at our 2015 stockholder meeting.

If this Proposal is not approved by our stockholders at the Annual Meeting, then our board will continue to have three classes, as nearly equal in size as possible, with each director serving a three year term.
Required Vote
Pursuant to Article VI of our Certificate of Incorporation, approval of this Proposal 5 requires the affirmative “FOR” vote of at least 80% of all of our outstanding stock entitled to vote as of the Record Date. Abstentions and broker non-votes will have the same effect as a negative vote on this Proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL 5.

PROPOSAL 6

ADVISORY AND NON-BINDING VOTE ON THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
As required by SEC rules, we are asking you to cast an advisory vote on the compensation of the named executive officers as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, provides our stockholders the opportunity to express their views on the Company’s executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation approach for executive compensation and the Board’s policies and practices described herein. The say-on-pay vote is advisory, and therefore not binding on the Company. However, the Board of Directors and our Compensation Committee value the opinions of the stockholders and will consider the outcome of this vote when making future compensation decisions for named executive officers.
At the 2011 annual meeting of stockholders held on October 27, 2011, we held our first advisory, non-binding stockholder vote on the frequency of the say-on-pay proposal. At the 2011 annual meeting, a majority of the votes cast were in favor of a frequency of every one year. As such, we are presenting a say-on-pay vote every year.
As described in the “Executive Compensation” beginning on page 19 of this proxy statement, the objective of the Company’s executive compensation program is to create long-term value for the Company’s stockholders by offering a compensation package to the Company’s named executive officers that is designed to (i) attract talented individuals with unique skill sets and experience in the renewable energy/clean technology sector, (ii) incentivize and motivate those talented individuals to apply their unique skill sets at a superior level and in furtherance of the Company’s strategic plan, (iii) reward those individuals for extraordinary contributions to the Company and major achievements, and (iv) retain those talented and motivated individuals to lead the Company’s future development, growth and success. The Compensation Committee continually reviews the compensation program for the Company’s named executive officers to ensure it achieves the desired goals of the compensation program.
Accordingly, the Board asks the stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the named executive officers, as set forth in the Company’s Proxy Statement for the Annual Meeting of Stockholders under the heading “Executive Compensation,” including the compensation tables and narrative discussion.”

Required Vote
The affirmative vote of the holders of shares representing a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required to approve this Proposal 5. Abstentions will be counted toward the tabulation of votes cast and, therefore, will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 6.

PROPOSAL 7

ADJOURNMENT OF THE ANNUAL MEETING
A proposal will be submitted to the stockholders at the Annual Meeting to approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 (amendment to Certificate of Incorporation to increase authorized shares). Any adjournment of the Annual Meeting may be made without notice, other than by an announcement made at the Annual Meeting. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

Required Vote
Approval of this Proposal 6 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Special Meeting. Abstentions will be counted towards the tabulation of votes cast on this Proposal 6 and will have the same effect as a negative vote.  Broker non-votes will not be counted towards the tabulation of votes cast on this Proposal 6, and thus, will have no effect on the outcome.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL 6.

CORPORATE GOVERNANCE

Meetings of the Board of Directors
During the year ended December 31, 2013, there were a total of eight meetings of the Board of Directors. Each director attended, either in person or by telephone, all of the meetings of the Board and the committees of the Board on which he served during his tenure.

Board Independence
NASDAQ listing standards require that a majority of the members of a listed company’s board of directors qualify as “independent,” as defined under NASDAQ Listing Rules and as affirmatively determined by the board of directors. After review of all the relevant transactions or relationships between each director (and his family members) and the Company, senior management, and our independent auditors, our Board of Directors has affirmatively determined that at all times during the year ended December 31, 2013, a majority of our directors were independent directors within the meaning of applicable NASDAQ rules. At all times since January 1, 2013, Messrs. Lundy, Grutzner, Runkel, Samuelsen, and Sheffer have been independent, and Mr. McGaw has been independent at all times since his appointment on October 24, 2013. For purposes of determining the independence of Messrs. Lundy, Samuelsen and McGaw, the Board considered their participation in a private placement transaction of senior secured convertible notes and warrants that was priced above market that we completed in September 2013 where each of Messrs. Lundy, Samuelsen and McGaw purchased a convertible note in the principal amount of $50,000 and received a warrant to purchase up to 15,505 shares of our common stock. See the “Certain Relationships and Related Transactions” section of the proxy statement for additional disclosure on the terms of the private placement. With respect to Mr. McGaw, the Board also considered Mr. McGaw’s position as an executive officer of Douglas Telecommunications, Inc., a private company controlled by Kevin Douglas and certain other members of Mr. Douglas’ family.

Policy on Meetings of Independent Directors
The Board of Directors has adopted a policy that its independent members shall meet separately on a regular basis in executive session without the presence of its non-independent members or members of management.

Board Leadership Structure and Risk Oversight
Our Chief Executive Officer and Chairman of the Board positions have been separated since our inception in 2002. We believe this structure is most appropriate for us as it allows our Chief Executive Officer to focus on the day-to-day direction of the Company in furtherance of the long-term strategy established by our Board of Directors, while our Chairman of the Board is able to provide strategic guidance to our Chief Executive Officer and set the agenda for and preside over our Board meetings. Although we do not have a formal policy in place regarding who presides over in camera sessions, Mr. Lundy has performed that function since his appointment in August 2012 as non-executive Chairman of the Board. Our “non-employee” directors conduct in camera sessions at each regularly scheduled quarterly meeting as well as at most special meetings.
Our Board of Directors is responsible for the oversight of risks facing the Company. To that end, the Board of Directors receives regular updates from management, the Chairman of the Board and the Chairman of each of our committees. The Board of Directors evaluates risks separately and collectively, including oversight of (i) the financial condition of the Company, (ii) the Company’s long-term strategy, (iii) the overall industry, (iv) corporate safety and security, (v) pending or threatened material legal matters, (vi) new developments in regulatory matters, (vii) succession planning, and (viii) corporate governance matters.
While our Board of Directors has the ultimate oversight responsibility for our risk management process, various committees of our Board of Directors also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and the assessments of risks reflected in audit reports. Legal and regulatory compliance risks are also reviewed by our Audit Committee. Risks related to our compensation programs are reviewed by the Compensation Committee. Risks related to succession planning and other corporate governance matters are reviewed by the Nominating and Governance Committee. Our Board of Directors is advised by its committees of significant risks and management’s response usually on a quarterly basis.
Stockholder Communications with Directors
We have established a process by which stockholders can communicate with our Board of Directors. Stockholders may communicate with the Board of Directors, or an individual member of the Board of Directors, by sending their communications to the Board of Directors to the following address:
Board of Directors
Quantum Fuel Systems Technologies Worldwide, Inc.
c/o Corporate Secretary
25242 Arctic Ocean Drive
Lake Forest, CA 92630

Communications received from stockholders are forwarded directly to the Board of Directors, or to any individual member or members, as appropriate, depending on the facts and circumstances outlined in the communication. The Board of Directors has authorized our Corporate Secretary, in his or her discretion, to exclude communications that are patently unrelated to the duties and responsibilities of the Board of Directors, such as spam, junk mail and mass mailings. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out by the Corporate Secretary pursuant to the policy will be made available to any non-management director upon request.
Board Member Attendance at the Annual Meeting
The Board of Directors’ policy with regard to Board members’ attendance at the annual meetings of stockholders is that attendance is not mandatory but members are encouraged to attend, either in person, by telephone or by other similar means of live communication (including video conference or webcast). All Board members on the date of our 2013 annual meeting attended the 2013 annual meeting.
Committees of the Board of Directors
Audit Committee. We have a separately-designated standing audit committee of the Board of Directors established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of our Audit Committee are Messrs. Grutzner (Chair), Lundy, and Samuelsen, each of whom is “independent” under applicable NASDAQ rules. During the year ended December 31, 2013, there were four meetings of the Audit Committee. The Audit Committee reviews our accounting and auditing procedures, reviews our audit and examination results and procedures and consults with our management and our independent auditors prior to the presentation of our financial statements to stockholders. The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent auditors and reviews the independence of the independent auditors as a factor in making these determinations. The Audit Committee meets alone with our independent auditors and with management in separate executive sessions and grants our independent auditors free access to the Audit Committee at any time.
The Board of Directors has determined that at all times since January 1, 2013, each current and former member of the Audit Committee (i) has met the criteria for independence set forth in applicable SEC rules and regulations, including Rule 10A-3(b) under the Exchange Act, (ii) has been an “independent” director as defined in applicable NASDAQ rules, including Rule 5605(a)(2) thereof, (iii) has not participated in the preparation of our financial statements at any time during the past three years, and (iv) has been able to read and understand fundamental financial statements. The Board of Directors has determined that Paul E. Grutzner has the requisite financial sophistication required under Rule 5605(c)(2) of the NASDAQ rules and has the requisite attributes of an “audit committee financial expert” in accordance with Item 407(d)(5) of Regulation S-K.
The Board of Directors has adopted a formal Audit Committee Charter, which is available on our website at www.qtww.com under “About Quantum - Corporate Governance-Corporate Governance Charter.”
Compensation Committee. The current members of our Compensation Committee are Messrs. Samuelsen (Chair), Grutzner, Runkel and Sheffer, each of whom is “independent” under applicable NASDAQ rules. During the year ended December 31, 2013, there were nine meetings of the Compensation Committee. The Compensation Committee reviews and makes recommendations to our Board of Directors concerning salaries and incentive compensation for our executive officers, identifies performance measures for our executive officers, oversees the administration of our employee benefit plans and approves new plans. The Compensation Committee administers our stock incentive and cash bonus plans. The Compensation Committee may form and delegate authority to subcommittees when appropriate.
For more discussion of the duties and responsibilities of our Compensation Committee and the role of compensation consultants in determining or recommending the amount or form of executive compensation during the year ended December 31, 2013, see “Executive Compensation” in this Proxy Statement.
The Board of Directors has adopted a formal Compensation Committee Charter, which is available on our website at www.qtww.com under “About Quantum - Corporate Governance-Corporate Governance Charter.”
Nominating and Governance Committee. The members of our Nominating and Governance Committee are Messrs. Sheffer (Chair), Runkel and Lundy, each of whom is “independent” under applicable NASDAQ rules. During the year ended December 31, 2013, there were four meetings of the Nominating and Governance Committee. The Nominating and Governance Committee is responsible for identifying and recommending qualified individuals to become members of our Board of Directors, determining the composition of the Board of Directors and its committees, reviewing Board of Directors’ compensation and benefits, reviewing our compliance with the applicable NASDAQ corporate governance listing standards, evaluating compliance with our code of ethics, and implementing processes for effective communication with our stockholders, including reviewing stockholder proposals properly submitted to us.
The policy of the Nominating and Governance Committee is to consider properly submitted stockholder recommendations for candidates for membership on our Board of Directors. In evaluating such recommendations, the Nominating and Governance Committee will address membership criteria set forth below under “Director Qualifications.” Any stockholder recommendations proposed for consideration should include the candidate’s name and qualifications for membership on the Board of Directors and should be addressed to:
Board of Directors
Quantum Fuel Systems Technologies Worldwide, Inc.
c/o Corporate Secretary
25242 Arctic Ocean Drive
Lake Forest, CA 92630
In addition, our Bylaws permit stockholders to directly nominate directors at an annual stockholder meeting. For information about directly nominating a director candidate for consideration at an annual stockholder meeting, see “Proposals of Stockholders” on page 31 of this Proxy Statement.
The Board of Directors has adopted a formal Nominating and Governance Committee Charter, which is available on our website at www.qtww.com under “About Quantum - Corporate Governance-Corporate Governance Charter.”

Identifying and Evaluating Nominees for Directors
The Nominating and Governance Committee is responsible for monitoring the size and composition of our Board of Directors and for considering and making recommendations to the Board of Directors with respect to nominations or elections of directors. The Nominating and Governance Committee will consider candidates proposed by our management or by our stockholders, but is not limited to such candidates. All candidates are evaluated in connection with the criteria set forth below in “Director Qualifications.” Candidates who meet the criteria are interviewed. Based on the interview, the Nominating and Governance Committee recommends candidates to the Board of Directors who meet the criteria for nomination or appointment consideration. Stockholders who wish to submit a recommendation for a candidate must do so in writing. See “Nominating and Governance Committee” under “Committees of the Board of Directors” above. For information about directly nominating a director candidate for consideration at an annual stockholder meeting, see “Proposals of Stockholders” on page 31 of this Proxy Statement for more information.
Director Qualifications
The charter of the Nominating and Governance Committee provides that director nominees be evaluated on factors that the Nominating and Governance Committee considers appropriate, which may include, among other criteria: personal and professional integrity, demonstrated exceptional ability and judgment, broad experience in business, finance or administration, familiarity with our industry, ability to serve the long-term interests of our stockholders, and sufficient time available to devote to our affairs. The Nominating and Governance Committee must also take into account, as applicable, the satisfaction of any independence requirements or other director qualification standards imposed by applicable laws, regulations or listing rules of the NASDAQ Stock Market (or other applicable regulatory agency).
The Company has a mandatory age limit policy that provides that a director nominee cannot be over the age of 72 and an incumbent director that attains the age of 72 during his or her term cannot be re-nominated following expiration of such term.
Although we do not have a formal diversity policy, we believe that it is important that our directors have diverse backgrounds, qualifications and skill sets. Our Nominating and Governance Committee is responsible for ensuring that diversity considerations are considered and discussed in connection with each potential nominee, as well as the Board as a whole. We believe that each of our directors brings a strong and unique background and set of skills to our Board of Directors, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance and board service, executive management, private equity, finance, renewable energy, manufacturing, marketing, environmental, legal, and automotive.
Code of Conduct
We have adopted a Code of Business Conduct and Ethics that applies to each of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics is posted on our website at www.qtww.com under “About Quantum-Corporate Governance-Code of Ethics.” In addition, we will provide to any person a copy of our Code of Business Conduct and Ethics upon written request to:
Quantum Fuel Systems Technologies Worldwide, Inc.
Attn: Corporate Secretary
25242 Arctic Ocean Drive
Lake Forest, CA 92630

Information about our Executive Officers
Our executive officers as of December 31, 2013, and their respective ages and positions were as follows:

Name	Age	Position
W. Brian Olson	50	President; Chief Executive Officer; Director
Bradley J. Timon	50	Chief Financial Officer; Treasurer
Mark Arold	49	Vice President - Drive Systems
David Mazaika	50	Executive Director of Strategic Development
Kenneth R. Lombardo	48	Vice President - Legal; General Counsel; Corporate Secretary
W. Brian Olson has served as our President and Chief Executive Officer since May 2012, and was appointed to our Board of Directors on December 17, 2012. Prior to his appointment as our President and Chief Executive Officer, Mr. Olson had served as our Chief Financial Officer and Treasurer since August 2002. Mr. Olson holds a B.S. degree in business and operations management from Western Illinois University and an M.B.A. degree in finance and economic policy from the University of Southern California. Mr. Olson is a Certified Financial Manager and a Certified Management Accountant.
Bradley J. Timon has served as our Chief Financial Officer and Treasurer since May 10, 2012. Prior to May 10, 2012, Mr. Timon served as our Corporate Controller and Chief Accounting Officer since April 2004. Mr. Timon has a Bachelor of Arts degree in accounting from California State University, Fullerton and is a Certified Public Accountant (inactive status).
Mark Arold was appointed to serve as Vice President of the Company's Drive Systems business unit. Mr. Arold has been with the Company since 2002 and had served as the Company's Director of Drive Systems Engineering since 2006. Mr. Arold received a Bachelor of Science in Mechanical Engineering degree and a Master of Science in Mechanical Engineering degree from Pennsylvania State University.
David M. Mazaika has served as our Executive Director of Strategic Development since June 27, 2012. Prior to June 27, 2012, Mr. Mazaika served as our Chief Operating Officer from December 2008. Prior to joining us, Mr. Mazaika served as Chairman and CEO for ISE Corporation, a company which he co-founded in 1994. Mr. Mazaika holds a Bachelor of Science in Electrical Engineering from Cornell University.
Kenneth R. Lombardo has served as Vice President and General Counsel since May 2005 and became Corporate Secretary in September 2005. Mr. Lombardo received his law degree from Wayne State University Law School and a Bachelor of Science degree in Business Administration, with a major in Accounting, from Central Michigan University.

EXECUTIVE COMPENSATION

Overview
The Compensation Committee reviews and makes recommendations to our Board of Directors concerning salaries and incentive compensation for our executive officers, identifies performance measures for our executive officers, oversees the administration of our employee benefit plans and approves new plans. The Compensation Committee also serves as the Administrator of our stock incentive plans and executive cash bonus plan. The Compensation Committee may form and delegate authority to subcommittees when appropriate. For the year ended December 31, 2013, our “named executive officers” were W. Brian Olson, our President and Chief Executive Officer, Bradley J. Timon, our Chief Financial Officer, and Kenneth R. Lombardo, our Vice President - Legal, General Counsel and Corporate Secretary.
Compensation Objectives
The objective of the Company’s executive compensation program is to create long-term value for the Company’s stockholders by offering a compensation package to the Company’s named executive officers that is designed to (i) attract talented individuals with unique skill sets and experience in the renewable energy/clean technology sector, (ii) incentivize and motivate those talented individuals to apply their unique skill sets at a superior level and in furtherance of the Company’s strategic plan, (iii) reward those individuals for extraordinary contributions to the Company and major achievements, and (iv) retain those talented and motivated individuals to lead the Company’s future development, growth and success.
The primary elements of the compensation package provided to the named executive officers consists of a base salary, incentive cash bonus under the Company’s Executive Cash Bonus Plan, discretionary grant of equity awards under the Company’s 2011 Stock Incentive Plan, employment-related benefits, and certain limited perquisites.
On an annual basis, the Compensation Committee performs a review of the compensation package for each of the named executive officers and, subject to any contractual restrictions or limitations, makes any adjustments or modifications that it deems reasonable and necessary in light of the Company’s compensation philosophy and objectives. In performing its review, the Compensation Committee first receives a proposal from the Chief Executive Officer which sets forth the Chief Executive Officer’s recommendations for the other named executive officers regarding (i) salary increases and (ii) the number of equity incentive awards, if any. The Compensation Committee then considers such recommendations along with bonuses under the Executive Cash Bonus Plan and various other objective and subjective factors, such as the named executive officer’s individual performance and extraordinary contributions during the year, the Company’s performance, stock performance, the results of any reports or studies prepared by a compensation consultant and the desire or need to ensure that the named executive officer remains in the Company’s employ. The compensation package for the Chief Executive Officer is determined solely by the Compensation Committee. The Compensation Committee reviews each element of compensation separately and in the aggregate when making its decisions. The Compensation Committee has reviewed the Company’s compensation policies and practices for all employees, including the named executive officers, and concluded that they do not reward unreasonable risk or promote excessive risk-taking that is reasonably likely to have a material adverse effect on the Company.
The Compensation Committee may, from time to time, consider benchmarking data, internet-based compensation information and resources, and, as needed, the advice of one or more compensation consultants in order to ensure that the compensation paid to the named executed officers remains competitive. During the year ended December 31, 2013, the Compensation Committee directly engaged Semler Brossy Consulting Group LLC (“Semler Brossy”) to assist the Compensation Committee in (i) modifying the Employment Agreements of our named executive officers, and (ii) designing and implementing the Company’s Executive Cash Bonus Plan. Semler Brossy did not provide any additional services to the Company during the year ended December 31, 2013.
Changes to Executive Compensation in 2013
In 2013, changes were made to the compensation packages given to our named executive officers. The changes consisted of material modifications to the terms of employment for our named executive officers and the implementation of a performance based cash bonus plan.
Material Changes to the Terms of Employment for our Named Executive Officers:
In June 2013, each of our named executive officers entered into a new employment agreement that materially changed the terms of such executive’s employment. The material changes included the following:

•	Reduction in base salary for Mr. Olson ($50,000 reduction) and Mr. Lombardo ($15,000 reduction) and an increase in base salary for Mr. Timon ($57,600);

•	Change in term of employment from perpetual to three years (with one year automatic renewal unless notice of nonrenewal is given);

•
Change in severance pay in the event of a termination by the Company without Cause or by the executive for Good Reason from 2 times the executives base pay payable in a lump sum to 12 months salary continuation (unless the termination occurs before June 1, 2014 or within 12 months following a change in control, in which case the salary continuation period is 18 months);

•	Change in definition of the term "cause" to include the executive's failure to meet certain performance criteria;

•	Elimination of the accelerated vesting of stock options and restricted stock in the event of a termination of employment regardless of the reason for such termination; and

•	Elimination of tax gross-up payments in connection with the payment severance benefits.
Implementation of Executive Cash Bonus Plan
On July 15, 2013, upon approval by the Compensation Committee, the Board of Directors implemented the Company’s Executive Cash Bonus Plan (the “Cash Bonus Plan”) for the purposes of providing a direct link between compensation and Company and individual performance, motivating participants to achieve corporate and individual performance objectives, and attracting, retaining and rewarding our senior executives. Eligible participants include our named executive officers and other members of our senior management team designated from time to time by our Chief Executive Officer and approved by the Compensation Committee in its capacity as Administrator of the Cash Bonus Plan. Pursuant to the terms of the Cash Bonus Plan, the participants are eligible to receive an annual cash bonus equal in amount to a percentage of such participant’s base salary. See the disclosure under “Components of Executive Compensation” for more information about our Cash Bonus Plan.
Components of Executive Compensation
Base Salary
The base salaries of the executive officers are determined on the basis of each individual’s responsibilities, qualifications, experience and extraordinary contributions to the Company during the preceding year, as well as the salary practices of the peer group and other companies with which the Company competes for executive talent.
The Compensation Committee reviews the base salaries of the Company’s executive officers at least annually in accordance with the criteria set forth above. The weight that the Committee places on different factors may vary from individual to individual, and necessarily involves both objective (e.g., new contracts awarded during the fiscal year) and subjective (e.g., successful external relationships established) measurements of individual performance.
In June 2013, Messrs. Olson and Lombardo agreed to a voluntary reduction in their annual base salary. Mr. Olson’s annual base salary was reduced by $50,000 to $400,000, and Mr. Lombardo’s annual base salary was reduced by $15,000 to $245,000. In June 2013, Mr. Timon’s annual base salary was increased from $192,400 to $250,000. Mr. Timon was promoted from Corporate Controller to Chief Financial Officer in May 2012. The increase in Mr. Timon’s annual base salary was to make his salary commensurate with his position as Chief Financial Officer.
Cash Bonus
Pursuant to the terms of the Cash Bonus Plan, at the beginning of each fiscal year, the Compensation Committee is responsible for establishing (i) the award limit for each participant which is based on a percentage of such participant’s base salary (not to exceed 100%), (ii) the performance targets applicable to the current year, and (iii) the relative weight of each performance target. The performance targets reflect short and long-term goals and objectives of the Company and may include, among other things, cash flow; revenue; EBITDA; net income (loss); operating income (loss); changes in the market price of the Company’s common stock; economic value-added acquisitions or strategic transactions and/or investments; stockholder returns; productivity; operating efficiency; implementation or completion of critical projects or programs (including cost saving initiatives), employee safety, quality control, customer satisfaction; working capital; earnings (loss) per share; and new contracts or renewals. In establishing the Award Limit, performance targets and relative weight of the performance targets, the Compensation Committee considers recommendations made by the Company’s Chief Executive Officer. The Compensation Committee has the discretion to increase or decrease the amount of a participant’s cash award by not more than 20%; provided, however, the cash award cannot be increased above the award limit applicable to such executive. The Board of Directors of the Company has the right to amend, terminate or suspend the Cash Bonus Plan at any time.
Following the end of each fiscal year, the Compensation Committee reviews the performance relative to each performance target and determines the level at which each target was achieved, and then calculates an overall achievement percentage. The overall achievement percentage is then multiplied by the award limit dollar amount to determine the amount of the cash bonus earned for the fiscal year, subject to the Compensation Committee's discretion to increase or decrease the award amount but not more than 20%.
For 2013, the award limit for our named executive officers was as follows:

Named Executive Officer	Award Limit (as a percentage of base salary)
W. Brian Olson	100%
Bradley Timon	50%
Kenneth R. Lombardo	35%
The performance targets for 2013 related to:
•Achieving positive operating income;
•Operating income compared to plan;
•Revenue compared to plan;
•Development of strategic partners for CNG business;
•Employee safety and quality control;
•Divestiture of Schneider Power; and
•Reduction in facility costs

The Compensation Committee reviewed the Company's performance relative to the Company-based performance targets as well as the participant's individual performance during 2013 and, based upon its review, our named executive officers were granted awards under the Cash Bonus Plan for 2013 as follows:

Named Executive Officer	Cash Bonus Earned for 2013
W. Brian Olson	$160,000
Bradley Timon	$50,000
Kenneth Lombardo	$29,400
Equity Awards
The Compensation Committee believes that an important component of the compensation paid to the Company’s named executive officers should be derived from equity-based compensation. This compensation takes the form of stock option awards and, under certain circumstances, restricted stock awards. The Compensation Committee believes that stock appreciation and stock ownership in the Company are valuable incentives to executives, that the granting of equity-based awards serves to align their interests with the long-term interests of the stockholders as a whole, and that it encourages executives to manage the Company in its best long-term interests without unreasonable risk-taking.
Prior to October 27, 2011, grants of stock options and restricted stock awards were made under the Company’s 2002 Stock Incentive Plan. The 2002 Stock Incentive Plan was terminated on October 27, 2011, when the Company’s stockholders approved the Company’s 2011 Stock Incentive Plan. Awards made under the 2002 Stock Incentive Plan prior to its termination remain outstanding in accordance with their terms. The Compensation Committee serves as the administrator of the Company’s stock incentive plans.
Stock option and restricted stock awards are generally made on an annual basis in connection with the Compensation Committee’s annual review of the named executive officer’s compensation package. In making its determination as to whether to grant an equity award, the Committee reviews the recommendation made by the Chief Executive Officer (for each of the other named executive officers) as well as objective and subjective performance factors discussed in the Discretionary Cash Bonus section above, plus the named executive officer’s expected future contributions to the Company and the named executive officer’s stock option grant history. However, the Compensation Committee does not give quantitative weight to any particular performance measure.
The Compensation Committee’s policy is to price stock options at the closing price on the date of grant. The 2011 Stock Incentive Plan expressly prohibits re-pricing of outstanding options unless approved by our stockholders. Under the 2002 Stock Incentive Plan, the Committee’s policy was to treat any proposed re-pricing or exchange of stock options, including by amending outstanding options to lower their exercise price or by canceling any outstanding options and replacing them with new options, as a material amendment to the 2002 Stock Incentive Plan, thus, requiring stockholder approval under applicable laws, rules and regulations. The Compensation Committee’s policy is also to require the option and stock awards to vest ratably over a period of time, typically four years for stock options and three years for restricted stock awards.
On August 19, 2013, the Compensation Committee granted to Mr. Olson an award of 35,000 restricted shares; an award to Mr. Timon of 18,750 shares; and an award to Mr. Lombardo of 13,750 restricted shares. The restricted shares vest ratably over three years (1/3 per year) commencing on August 19, 2014.
Officer Benefits
The named executive officers receive a range of other benefits, including, but not limited to, participation in a 401(k) savings plan with a Company match component, health and dental coverage, Company-paid term life insurance, and standard and supplemental long-term disability coverage. The Company’s focus with respect to benefits for each named executive officer is to provide or offer the individual adequate financial protection (i) against “catastrophes” that will interrupt his or her income (i.e. the executive’s death or disability, or the illness or injury of the executive or his or her spouse or dependent children), and (ii) for the individual to afford to be able to retire; that is, to be able to stop working, after a career in the workforce, without suffering a significant decline in his or her standard of living. The Company expects the individual to share in the costs of providing certain of these protections, and intends that the individual’s wealth accumulation from participating in the Company’s stock plans will be a significant source of retirement income.

The Company also provides Messrs. Olson, Timon and Lombardo with severance benefits in the event of an involuntary termination of employment. A description of those severance benefits is described under the heading “Employment Arrangements for Named Executive Officers” below.
Perquisites
The Company provides its named executive officers with a limited range of perquisites on a case-by-case basis that it believes is reasonable, competitive and business-justified. These perquisites may include, but are not limited to, a monthly car allowance, term life insurance, and memberships in clubs that are used for business purposes.

Employment Arrangements for Named Executive Officers
On June 24, 2013, we and Mr. Olson entered into a new employment agreement. Mr. Olson’s employment agreement provides for him to serve as our President and Chief Executive Officer for an initial term of three years, which term automatically renews for successive one year terms unless we or Mr. Olson provide the other with at least 180 days prior written notice of nonrenewal. The agreement also provides for him to receive an annual base salary of $400,000, subject to annual review, and the following benefits: (i) the same fringe benefits that are generally made available to the Company’s executive officers, (ii) term life insurance of at least $1,000,000, (iii) supplemental long-term disability coverage, (iv) four weeks’ paid vacation per year, (v) a car allowance of $1,000 per month, and (vi) participation in each incentive compensation plan adopted by the Company. The agreement further provides for severance benefits upon Mr. Olson’s termination of employment by the Company without Cause (as defined in the agreement) or by Mr. Olson for Good Reason (as defined in the agreement). The severance benefits include: (i) salary continuation for a period of twelve months; provided, however, if the Company terminates without Cause prior to June 1, 2014 or the termination occurs within twelve months following a Change in Control (as defined in the Agreement), then the salary continuation period is eighteen months (without Cause termination prior to June 1, 2014) or twenty four months (termination following a Change in Control), respectively, and (ii) continuation of Standard Benefits (as defined in the agreement) during the salary continuation period.
On June 24, 2013, we and Mr. Timon entered into a new employment agreement. Mr. Timon’s employment agreement provides for him to serve as our Chief Financial Officer for an initial term of three years, which term automatically renews for successive one year terms unless we or Mr. Timon provide the other with at least 180 days prior written notice of nonrenewal. The agreement also provides for him to receive an annual base salary of $250,000, subject to annual review, and the following benefits: (i) the same fringe benefits that are generally made available to the Company’s executive officers, (ii) term life insurance of at least $1,000,000, (iii) supplemental long-term disability coverage, (iv) four weeks’ paid vacation per year, (v) a car allowance of $1,000 per month, and (vi) participation in each incentive compensation plan adopted by the Company. The agreement further provides for severance benefits upon Mr. Timon’s termination of employment by the Company without Cause (as defined in the agreement) or by Mr. Timon for Good Reason (as defined in the agreement). The severance benefits include: (i) salary continuation for a period of twelve months; provided, however, if the Company terminates without Cause prior to June 1, 2014 or the termination occurs within twelve months following a Change in Control (as defined in the Agreement), then the salary continuation period is eighteen months (without Cause termination prior to June 1, 2014) or twenty four months (termination following a Change in Control), respectively, and (ii) continuation of Standard Benefits (as defined in the agreement) during the salary continuation period.
On June 24, 2013, we and Mr. Lombardo entered into a new employment agreement. Mr. Lombardo’s employment agreement provides for him to serve as our General Counsel for an initial term of three years, which term automatically renews for successive one year terms unless we or Mr. Lombardo provide the other with at least 180 days prior written notice of nonrenewal. The agreement also provides for him to receive an annual base salary of $245,000, subject to annual review, and the following benefits: (i) the same fringe benefits that are generally made available to the Company’s executive officers, (ii) term life insurance of at least $1,000,000, (iii) supplemental long-term disability coverage, (iv) four weeks’ paid vacation per year, (v) a car allowance of $700 per month, and (vi) participation in each incentive compensation plan adopted by the Company. The agreement further provides for severance benefits upon Mr. Lombardo’s termination of employment by the Company without Cause (as defined in the agreement) or by Mr. Lombardo for Good Reason (as defined in the agreement). The severance benefits include: (i) salary continuation for a period of twelve months; provided, however, if the Company terminates without Cause prior to June 1, 2014 or the termination occurs within twelve months following a Change in Control (as defined in the Agreement), then the salary continuation period is eighteen months (without Cause termination prior to June 1, 2014) or twenty four months (termination following a Change in Control), respectively, and (ii) continuation of Standard Benefits (as defined in the agreement) during the salary continuation period.

Policy Regarding Deductibility of Compensation
Section 162(m) of the Internal Revenue Code generally disallows an income tax deduction to public companies for compensation over $1.0 million paid to the Chief Executive Officer and certain other “covered” employees defined in Section 162(m). Under Section 162(m), the Company may deduct compensation in excess of $1 million if it qualifies as “performance-based compensation,” as defined in Section 162(Fm). Equity awards granted under the Company’s 2011 Stock Incentive Plan will qualify as performance-based compensation and be exempt from the Section 162(m) deductibility limit if they are approved by the Compensation Committee and granted in compliance with the requirements of Section 162(m). The Committee believes that in certain circumstances factors other than tax deductibility take precedence when determining the forms and levels of executive compensation most appropriate and in the best interests of the Company and its stockholders. Given the Company’s changing industry and business, as well as the competitive market for outstanding executives, the Compensation Committee believes that it is important for it to retain the flexibility to design compensation programs consistent with the Company’s overall executive compensation program, even if some executive compensation is not fully deductible by the Company. Accordingly, the Compensation Committee may from time to time approve elements of compensation for certain officers that are not fully deductible by the Company, and reserves the right to do so in the future when appropriate.

Stockholder Advisory Vote on Executive Compensation and Frequency of Advisory Vote

At the 2013 annual meeting of stockholders held on July 25, 2013, approximately 85% of the votes cast by our stockholders approved the overall compensation of the Company’s named executive officers for the year ended December 31, 2013. The Company is currently presenting a “say-on-pay” proposal annually. This year’s “say-on-pay” proposal is Proposal 6 in this Proxy Statement.

SUMMARY COMPENSATION TABLE FOR 2013
The following table sets forth information concerning the annual and long-term compensation for services rendered for the fiscal years ended December 31, 2013 and 2012 for each of our named executive officers.

Name and Principal Position	Year Ended December 31,	Salary	Nonequity Incentive Plan Compensation	Stock Awards (1)	Option Awards (2)	All Other Compensation (3)		Total
W. Brian Olson President and Chief Executive Officer and Director	2013	$425,000	$160,000	$78,050	—	$34,051	(4)	$697,101
	2012	$450,000	—	$15,375	$18,000	$34,515		$517,890

Bradley J. Timon Chief Financial Officer and Treasurer	2013	$222,308	$50,000	$41,813	—	$18,650	(5)	$332,771

Kenneth R. Lombardo Vice President-Legal and Corporate Secretary	2013	$252,500	$29,400	$30,663	—	$19,328	(6)	$331,891
	2012	$260,000	—	$3,075	$11,250	$18,783		$293,108

(1)	Amounts listed in this column represent the fair value of the stock award based on the fair market value of our common stock on the date of grant in accordance with ASC Topic 718.

(2)
Amounts listed in this column represent the fair value of the award estimated on the grant date using the Black-Scholes option-pricing formula. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2013, in Note 13 of the Notes to Consolidated Financial Statements.

(3)
In accordance with the rules of the SEC, the compensation described in this table does not include various perquisites and other benefits received by a named officer which do not exceed $10,000 in the aggregate.

(4)
All Other Compensation for Mr. Olson during the year ended December 31, 2013 consisted of auto allowance of $14,885, life, long term disability and umbrella insurance premiums of $6,416 and 401(k) match of $12,750.

(5)
All Other Compensation for Mr. Timon during the year ended December 31, 2013 consisted of auto allowance of $10,269, life and long-term disability insurance premiums of $1,712 and 401(k) match of $6,669.

(6)
All Other Compensation for Mr. Lombardo during the year ended December 31, 2013 consisted of auto allowance of $8,400, life and long-term disability insurance premiums of $3,353, and 410(k) match of $7,575.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR END (1)

The following table sets forth the equity awards outstanding as of December 31, 2013 for each of our named executive officers:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested (2)
W. Brian Olson	568	—	$90.40	3/15/2014	41,250 (5)	$321,750
	868	—	$90.40	3/3/2015
	586	—	$90.40	7/12/2015
	1,302	—	$90.40	8/22/2016
	1,875	—	$64.00	3/14/2018
	2,344	781 (3)	$47.20	8/2/2020
	2,500	7,500 (4)	$2.46	6/11/2022
Kenneth R. Lombardo	156	—	$90.40	7/12/2015	15,000 (6)	$117,000
	520	—	$90.40	8/22/2016
	1,250	—	$64.00	3/14/2018
	1,640	547 (3)	$47.20	8/2/2020
	1,563	4,687 (4)	$2.46	6/11/2022
Bradley J. Timon	113	—	$90.40	1/6/2019	21,250 (7)	$165,750
	139	—	$90.40	8/2/2020
	117	—	$90.40	6/11/2022
	781	—	$90.40	8/22/2016
	1,250	—	$64.00	3/14/2018
	1,406	469	$47.20	8/2/2020
	1,563	4,687	$2.46	6/11/2022
The table has been adjusted to reflect the effects of the 1 to 4 reverse stock split implemented on July 30, 2013.

(1)
All option and stock awards were awarded under our 2002 Stock Incentive Plan prior to its termination on October 27, 2011 when our stockholders approved our 2011 Stock Incentive Plan. Options vest ratably over four years. As of December 31, 2013, 414,250 awards had been granted under our 2011 Stock Incentive Plan.

(2)	The amounts in this column represent the fair value of the restricted stock as of December 31, 2013 based on a closing price for a share of our common stock on that date of $7.80

(3)	The unexercised portion of the option award will vest on August 2, 2014.

(4)	The unexercised portion of the option award will vest ratably over three years beginning on June 11, 2014.

(5)	6,250 shares will vest on June 11, 2015 and the remaining 35,000 shares will vest ratably over three years commencing on August 19, 2014.

(6)	1,250 shares will vest on June 11, 2015 and the remaining 13,750 shares will vest ratably over three years commencing on August 19, 2014.

(7)	2,500 shares will vest on June 11, 2015 and the remaining 18,750 shares will vest ratably over three years commencing on August 19, 2016.

Equity Compensation Plan Information

The following table sets forth information about shares of our common stock that may be issued upon exercise or vesting of options, warrants and other rights under all of our equity compensation plans as of December 31, 2013:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders	278,645	$13.37	521,594(1)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	278,645		521,594

(1)
Represents shares available for issuance under our 2011 Stock Incentive Plan as of December 31, 2013. The 2011 Stock Incentive Plan contains an “evergreen” provision under which the number of shares available for grant under the 2011 Stock Incentive Plan will increase annually by an amount equal to the lesser of (x) 125,000 shares, (y) 3.0% of the number of shares outstanding as of such first day of each year or (z) a lesser number of shares determined by our Board of Directors.

Compensation of Directors
Board Membership and Board Meeting Fees
Our non-employee directors are paid an annual fee of $21,000 for membership on our Board of Directors. During 2013, our non-employee directors also received an attendance fee of $1,750 for regularly scheduled quarterly meetings and an attendance fee ranging from $700 to $1,750 for special meetings, with the amount of the fee dependent on the length and nature of the special meeting. Non-employee directors are also reimbursed their reasonable travel-related expenses for meetings attended in person. Effective January 1, 2014, our Board of Directors approved the following changes to our non-employee director compensation: (1) our Chairman of the Board will receive an additional annual fee of $25,000, (2) the attendance fee for regularly schedule quarterly meetings was reduced to $1,500, and (3) the maximum amount of the attendance fee for special meetings was reduced to $1,500.
Committee Fees
Our non-employee directors receive a fee for serving on committees and attending committee meetings. The annual fees for the chairpersons of our Audit Committee, Compensation Committee and Nominating and Governance Committee are $14,000, $7,000 and $3,500, respectively; the non-chair members of our Audit Committee receive an annual fee of $3,500; and members of each committee also receive $700 for each committee meeting attended. If a non-employee director serves on more than one committee and attends multiple meetings of the same or different committees on the same day, the director receives a single fee for those meetings, or if the committee meeting is held on the same day as a Board meeting, the director receives only the applicable Board meeting fee.
Stock Awards
Non-employee directors are eligible to participate in our 2011 Stock Incentive Plan. Non-employee directors are entitled to receive a one-time grant of stock options to purchase up to 2,500 shares of our common stock when first elected or appointed to serve on our Board of Directors, an annual grant of stock options to purchase 2,500 shares of our common stock, unless waived, and effective January 1, 2014, an annual grant of 1,000 shares of restricted stock. Additional stock option grants and restricted stock grants to directors are at the discretion of management and our Board of Directors. Historically, the annual and discretionary grant of stock options and restricted stock was made on the same date that stock awards were made to executive officers. Commencing in 2014, the annual grant of stock awards will be made on the same day as the annual meeting of stockholders.
On August 19, 2013, each of our non-employee directors (other than Mr. McGaw who was not a director at the time) received their annual stock option grant and a discretionary grant of 2,500 shares of restricted stock. The stock option award vests ratably over four years and the restricted stock award vests ratably over three years. Mr. McGaw received a stock option grant of 2,500 shares on October 24, 2013, the effective date of his appointment to our Board.

Director Compensation for 2013
The table below sets forth the compensation earned by our non-employee directors for the year ended December 31, 2013:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Total
Jonathan Lundy (3)	$42,350	$5,575	$3,625	$51,550
Paul E. Grutzner (4)	$56,350	$5,575	$3,625	$65,550
Brian A. Runkel (5)	$42,350	$5,575	$3,625	$51,550
G. Scott Samuelsen (6)	$52,850	$5,575	$3,625	$62,050
Carl E. Sheffer (7)	$45,850	$5,575	$3,625	$55,050
Timothy A. McGaw (8)	$5,662	$−	$9,725	$15,387

(1)
Amounts listed in this column represent the grant date fair value of the stock award determined on the August 19, 2013 grant date determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC Topic 718).

(2)
Amounts listed in this column represent the grant date fair value of the option awards estimated on the August 19, 2013 grant date for each of our directors other than Mr. McGaw and the October 24, 2013 grant date for Mr. McGaw using the Black-Scholes option-pricing formula. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2013, in Note 13 of the Notes to Consolidated Financial Statements.

(3)	At December 31, 2013, Mr. Lundy had 3,750 shares of unvested restricted stock and 4,937 outstanding stock options.

(4)	At December 31, 2013, Mr. Grutzner had 3,750 shares of unvested restricted stock and 5,385 outstanding stock options.

(5)	At December 31, 2013, Mr. Runkel had 3,750 shares of unvested restricted stock awards and 5,753 outstanding stock options.

(6)	At December 31, 2013, Mr. Samuelsen had 3,750 shares of unvested restricted stock and 5,753 stock option awards.

(7)	At December 31, 2013, Mr. Sheffer had 3,750 shares of unvested restricted stock and 5,502 outstanding stock options.

(8)	At December 31, 2013, Mr. McGaw had 2,500 outstanding stock options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of each class of our securities as of March 7, 2014. It shows shares beneficially owned by each of the following:

•	each person or group of affiliated persons known by us to beneficially own more than 5% of any class of our outstanding voting securities;

•	each of our directors and nominees for director;

•	each of our named executive officers; and

•	all current directors and executive officers as a group.
We have determined the beneficial ownership shown in this table in accordance with the rules of the SEC. Under those rules, if a person held options or warrants to purchase shares of our common stock that were currently exercisable or exercisable within 60 days of March 7, 2014, those shares are included only in that person’s reported holdings and in the calculation of their percentage ownership of our common stock. As a result, the beneficial ownership percentage of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on March 7, 2014. Except as otherwise provided herein, the percentage of beneficial ownership is based on 22,664,981 shares of common stock outstanding as of March 7, 2014. To our knowledge, each person named in the table has sole voting and investment power over the shares listed by that person’s name, except where we have shown otherwise in the footnotes or where community property laws affect ownership rights. Except where we show otherwise, the address of each person in this table is: c/o Quantum Fuel Systems Technologies Worldwide, Inc., 25242 Arctic Ocean Drive, Lake Forest, California 92630.

Name of Beneficial Owner	Shares	Percent of Class
Greater than 5% Stockholders:
Douglas Group (1):	7,298,575	19.99%
Kevin Douglas
Michelle Douglas
K&M Douglas Trust
James Douglas and Jean Douglas Irrevocable Descendants’ Trust

Named Executive Officers and Directors:
W. Brian Olson (2)	141,844	*
Kenneth R. Lombardo (3)	27,541	*
Bradley J. Timon (4)	114,515	*
Jonathan Lundy (5)	54,243	*
Brian A. Runkel (6)	6,593	*
G. Scott Samuelsen (7)	57,738	*
Carl E. Sheffer (8)	7,106	*
Paul E. Grutzner (9)	10,838	*
Timothy A. McGaw (10)	36,942	*
All current directors and executive officers as a group (11 persons) (11)	604,550	2.62%

*	Represents less than 1%.

(1)
Based solely on information reported in an amended Schedule 13D filed jointly by Kevin Douglas, Michelle Douglas, K&M Douglas Trust, and James Douglas & Jean Douglas Irrevocable Descendants’ Trust on January 18, 2014, with the SEC. As reported in such filing, Kevin Douglas and his wife, Michelle Douglas, have shared voting power with respect to 7,298,575 common shares. Kevin Douglas and his wife, Michelle Douglas, hold 1,678,979 shares issuable upon conversion of a convertible note convertible within 60 days and 1,240,451 shares issuable upon exercise of a warrant exercisable within 60 days, jointly as beneficiaries and co-trustees of the K&M Douglas Trust. In addition, Kevin Douglas and his wife, Michelle Douglas, are co-trustees of the James Douglas and Jean Douglas

Irrevocable Descendants’ Trust which holds 2,518,468 shares issuable upon conversion of a convertible note convertible within 60 days and 1,860,677 shares issuable upon exercise of a warrant exercisable within 60 days. The convertible notes and warrants cannot be converted or exercised, as applicable, if and to the extent that the issuance of shares on such conversion or exercise would cause the ownership or voting power of the holder and its affiliates to exceed 19.99% of our issued and outstanding common stock until such time that we have received stockholder approval to do so. The Douglas Group's beneficial ownership without such 19.99% limitation on beneficial ownership would be 24.36%.

(2)
Includes 41,250 shares of restricted stock, 10,043 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days, 41,974 shares issuable upon conversion of a convertible promissory note, and 31,011 shares issuable upon exercise of a warrant.

(3)	Includes 15,000 shares of unvested restricted stock and 5,129 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days.

(4)
Includes 21,250 shares of unvested restricted stock, 5,369 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days, 41,974 shares of common stock that are currently issuable upon conversion of a convertible promissory note and 31,011 shares that are currently issuable upon exercise of a warrant.

(5)
Includes 3,750 shares of unvested restricted stock, 953 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days, 20,987 shares that are currently issuable upon conversion of a convertible promissory note, 15,505 shares that are currently issuable upon exercise of a warrant, and118 shares owned by spouse.

(6)	Includes 3,750 shares of unvested restricted stock and 1,769 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days.

(7)
Includes 3,750 shares of unvested restricted stock, 1,769 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days, 20,987 shares that are currently issuable upon conversion of a convertible promissory note, and 15,505 shares that are currently issuable upon exercise of a warrant.

(8)	Includes 3,750 shares of unvested restricted stock and 1,518 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days.

(9)	Includes 3,750 shares of unvested restricted stock and 1,401 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days.

(10)	Includes 20,987 shares issuable upon conversion of a convertible promissory note and 15,505 shares that are currently issuable upon exercise of a warrant.

(11)
Includes 133,750 shares of unvested restricted stock, 36,101 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days, 199,376 shares issuable upon conversion of convertible promissory notes, 147,300 shares issuable upon exercise of warrants and 118 shares owned by Mr. Lundy's spouse.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors, executive officers and persons who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of the copies of such reports furnished to us or advice that no filings were required, during the fiscal year ended December 31, 2013, all directors, executive officers, and greater than 10% beneficial owners complied with the Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company has not adopted formal written policies and procedures for the review and approval of transactions with related parties. However, pursuant to the Company’s Audit Committee Charter, all related party transactions must first be reviewed and approved by the Audit Committee unless such transaction was already approved by another independent body of the Board. In its review and approval process, the Audit Committee considers various factors including the nature and extent of the conflict of interest, the materiality of the transaction amount, and whether the terms are reasonable and representative of an arm’s length transaction with an unrelated third party.
We have entered into indemnification agreements with each of our directors and executive officers that provide the maximum indemnity available to directors and officers under Section 145 of the Delaware General Corporation Law and our Certificate of Incorporation, as well as certain additional procedural protections. We have also entered into employment and related agreements with certain of our executive officers, as described under “Executive Compensation-Employment Arrangements for Named Executive Officers” above.
On May 10, 2012, the Company entered into Separation Agreements with Mr. Niedzwiecki, the Company’s former President and Chief Executive Officer, and Mr. Rasmussen, the Company’s former Chairman of the Board, in connection with their resignations. Per the terms of the Separation Agreements: (i) we agreed to pay separation benefits equal to one year base pay, or $725,000 for Mr. Niedzwiecki and $600,000 for Mr. Rasmussen, payable over six months in thirteen equal installments, (ii) the parties gave and received a broad release, (iii) Messrs. Niedzwiecki and Rasmussen each agreed to comprehensive restrictive covenants for a period of 24 months including non-solicitation of employees and clients and non-interference in business relationships, and (iv) each of Messrs. Niedzwiecki and Rasmussen has an obligation to protect confidential information of the Company and promptly return Company property. The terms of the Separation Agreements were approved by our Board of Directors at a meeting held on May 10, 2012. Mr. Niedzwiecki’s separation payments were paid in full during 2012. On September 28, 2012, we notified Mr. Rasmussen that we were terminating payments under his Separation Agreement due to our conclusion that he had breached the terms of his Separation Agreement and demanded repayment of the $461,358 of separation benefits previously paid to him. On December 21, 2012, Mr. Rasmussen filed a lawsuit against the Company in the United States District Court, Western District, State of Washington, seeking damages of $138,462 (which represents the amount of unpaid separation benefits) plus an unspecified amount for statutory damages. On October 7, 2013, we and Mr. Rasmussen settled this dispute for $75,000 and entered into a Settlement Agreement, Waiver and Release of Claims.
On September 15, 2013, we entered into the Note and Warrant Purchase Agreement with certain accredited investors for the purchase and sale of the Convertible Notes in the aggregate principal amount of $11.0 million and Warrants to purchase up to 3,411,235 shares of the Company’s common stock. The Convertible Notes have a conversion price of $2.3824 per share and the Warrants have an exercise price of $2.30 per share. The Douglas Irrevocable Descendants’ Trust and K&M Douglas Trust (the “K&M Douglas Trust”) participated in the offering and purchased a Convertible Note in the principal amount of $6.0 million and $4.0 million, respectively, and received Warrants to purchase up to 1,860,677 shares and 1,240,251 shares, respectively. Kevin Douglas and his wife, Michelle Douglas, as beneficiaries and co-trustees of the K&M Douglas Trust are deemed to beneficially own the shares of common stock issuable upon conversion of the Convertible Note and exercise of the Warrant by the K&M Douglas Trust, and as co-trustees of the Douglas Irrevocable Descendants’ Trust are deemed to beneficially own the shares of common stock issuable upon conversion of the Convertible Note and exercise of the Warrant by the Douglas Irrevocable Descendants’ Trust. Pursuant to the terms of the Note and Warrant Purchase Agreement, Kevin Douglas has the right to appoint one member to our Board of Director’s as long as he beneficially owns at least 5% of our issued and outstanding shares. On October 24, 2013, we appointed Timothy A. McGaw to serve on our Board of Directors at the request of Mr. Douglas. The Convertible Notes are secured by a second lien on substantially all of the Company’s operating assets (excluding the Company’s direct and indirect ownership interests in Schneider Power Inc. (“SPI”) and each of SPI’s wholly-owned subsidiaries and Fisker

Automotive, Inc.) pursuant to the terms of a Subordinated Security Agreement between us and Kevin Douglas, as collateral agent for all the Convertible Note holders. The lien granted to the collateral agent on behalf of the Convertible Note holders is subordinate in all respects to the first lien position of Bridge Bank. The largest aggregate amount of principal outstanding under the Convertible Notes held by the Douglas Irrevocable Descendants’ Trust and the K&M Douglas Trust during 2013, and as of March 14, 2014, was $6.0 million and $4.0 million, respectively. No principal or interest was paid during 2013.
During 2012 and 2013, we leased a building located in Irvine, California that served as our corporate headquarters until October 2012. From January 1, 2012 through October 30, 2012, the facility in Irvine was leased from Cartwright, LLC and another unrelated party (collectively referred to as “Cartwright LLC”). The building was sold by Cartwright, LLC on October 30, 2012. Our former Chief Executive Officer and an irrevocable trust established by our former Chairman of the Board collectively owned 86.67% of Cartwright, LLC. The remaining 13.33% of Cartwright, LLC was owned by an unrelated party. During the period from January 1, 2012 through October 30, 2012 we made cash payments to Cartwright LLC of $1.0 million in connection with the lease.

 REPORT OF THE AUDIT COMMITTEE
The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the report therein.
To the Board of Directors:
The Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2013.
The Audit Committee discussed with Haskell & White LLP all matters required to be discussed by the standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB"), including PCAOB Auditing Standard No. 16, Communications with Audit Committees.
The Committee has received and reviewed the written disclosures and the letter from Haskell & White LLP required by applicable requirements of the Public Company Accounting Oversight Board and has discussed with the auditors their independence.
Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.
The Committee has also considered whether the provision of services by Haskell & White LLP, other than services related to the audit of the financial statements referred to above and the review of interim financial statements included in the Company’s quarterly reports on Form 10-Q for the most recent fiscal year, is compatible with maintaining the independence of Haskell & White LLP.

The Audit Committee
Paul E. Grutzner, Chair
Jonathan Lundy
G. Scott Samuelsen
Timothy A. McGaw

PROPOSALS OF STOCKHOLDERS
Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. Proposals of stockholders intended to be presented at our next annual meeting of stockholders and included in the Company’s proxy materials must be received by our Corporate Secretary at the address shown at the top of page one of this Proxy Statement, no later than December 31, 2014. All such proposals must also comply with the requirements of Rule 14a-8 of the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals failing to comply with the procedures of Rule 14a-8 will be excluded.
Stockholders also have the right under the Company’s Bylaws to bring business from the floor of the 2014 annual meeting, other than through a stockholder proposal in accordance with SEC rules. To do so, stockholders must give timely notice of the proposal in proper written form to the Corporate Secretary and otherwise comply with the provisions in the Bylaws pertaining to stockholder proposals. Pursuant to our Bylaws, stockholders must submit such proposals in writing to our Corporate Secretary at the address shown at the top of page one of this Proxy Statement not later than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (February 14, 2015 and January 15, 2015, respectively, for the 2015 annual meeting); provided, however, that if the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from such anniversary date, notice by the stockholder to be timely must be received not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which notice of the annual meeting date is first publicly disclosed. A stockholder’s notice to our Corporate Secretary must set forth for each matter proposed to be brought before the annual meeting (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposed to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder as they appear on the corporation’s books, and of such beneficial owner, and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

OTHER INFORMATION
A copy of our Annual Report on Form 10-K and any amendments thereto for the fiscal year ended December 31, 2013, as filed with the SEC, will be provided to stockholders without charge upon written request to:
Quantum Fuel Systems Technologies Worldwide, Inc.
Attn: Corporate Secretary
25242 Arctic Ocean Drive
Lake Forest, CA 92630
(949) 399-4500 (phone)
(949) 399-4567 (fax)

OTHER BUSINESS
As of the date of this Proxy Statement, management knows of no other business that will be presented for action at the Annual Meeting. No matter currently is expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders, but if any other matters are properly brought before the Annual Meeting for action, it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such matters.

By Order of the Board of Directors,
/S/ Kenneth R. Lombardo
Kenneth R. Lombardo
Corporate Secretary
Lake Forest, California
April [•], 2014

ANNEX A
FORM OF CERTIFICATE OF AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

The corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:
1.    The name of the Corporation is Quantum Fuel Systems Technologies Worldwide, Inc.

2.	ARTICLE IV of the Amended and Restated Certificate of Incorporation, as amended to date, is hereby amended and restated in its entirety as follows:
IV. Shares
The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is seventy million (70,000,000) shares, consisting of fifty million (50,000,000) shares of common stock with a par value of $0.02 per share (the "Common Stock") and twenty million (20,000,000) shares of preferred stock with a par value of $0.001 per share (the "Preferred Stock").
A. Preferred Stock. Any of the shares of Preferred Stock authorized by this Amended and Restated Certificate of Incorporation (this "Certificate of Incorporation") may be issued from time to time in one or more series by the filing of a certificate pursuant to the DGCL (hereinafter referred to as a "Preferred Stock Designation"). Subject to the limitations and restrictions set forth in this Article IV, the Board of Directors of the Corporation (the "Board of Directors"), by resolution or resolutions, is authorized to create or provide for any such series and to fix the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the preferences upon liquidation, dissolution or winding up of the Corporation and the rights in respect to any distribution of assets of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.
There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may, except as hereinafter otherwise expressly provided, in any and all respects as fixed and determined by the Board of Directors, providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.
Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock, and each stockholder of the Corporation who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in such stockholder's name on the books of the Corporation. The Corporation shall exercise its power to issue Preferred Stock with the view of avoiding the issuance of fractional shares. No stockholder shall have the right to split whole shares into fractions.

A-1

B. Common Stock. Any of the shares of Common Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. Subject to the limitations and restrictions set forth in this Article IV, the Board of Directors, by resolution or resolutions, is authorized to create or provide for any such series and to fix the designations, powers, preferences and relative rights and restrictions thereof.
1. Dividends. The holders of shares of all series of Common Stock shall be entitled to receive such dividends as from time to time may be declared by the Board of Directors, subject to the provisions of Subdivision A of this Article IV with respect to rights of holders of the Preferred Stock. The holders of all series of Common Stock shall share ratably, based upon the number of shares of Common Stock held by them, in all dividends to which the holders of Common Stock may be entitled.
2. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after any preferential amounts to be distributed to the holders of any series of Preferred Stock then outstanding, the holders of all series of Common Stock shall share ratably, based upon the number of shares of Common Stock held by them, in all of the remaining assets of the Corporation available for distribution to its stockholders.
3. Voting. Except as otherwise provided by law and subject to the provisions set forth in this Article IV, the holders of all series of Common Stock issued and outstanding shall be entitled to vote one vote for each share thereof held on all matters. Except as otherwise provided by law or by any Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.
3.     This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this day of , 2014.

By:
Title:    Corporate Secretary
Name:    Kenneth R. Lombardo

A-2

FORM OF PROXY CARD

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

		For	Withhold
The Board of Directors recommends you vote FOR the following:
1.	Election of Director Nominee Paul E. Grutzner	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 , 5, 6 and 7						For	Against	Abstain
2.	Amendment to our amended and restated certificate of incorporation to increase the number of authorized shares of common stock.					☐	☐	☐
3.	Approval to issue common stock upon conversion of convertible notes and exercise of warrants as required by and in accordance with NASDAQ listing rule 5635(b)					☐	☐	☐
4.	Ratification of appointment of independent auditors					☐	☐	☐
5.	Amendment to our amended and restated certificate of incorporation to eliminate the staggered board provisions					☐	☐	☐
6.	Advisory and non-binding vote on the compensation of our named executive officers					☐	☐	☐
7.	Adjournment of the annual meeting					☐	☐	☐
NOTE: In their discretion, the proxy agents named above are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
Annual Meeting of Stockholders
May 15, 2014 1:30 PM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder hereby appoints W. Brian Olson and Kenneth R. Lombardo, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 1:30 PM local time on May 15, 2014, at the Company's offices located at 25242 Arctic Ocean Drive, Lake Forest, CA 92630, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side